EXHIBIT 23.1



T     Thigpen, Jones, Seaton & Co.,
J     P.C.
S     CERTIFIED PUBLIC ACCOUNTANTS
      BUSINESS CONSULTANTS



                  CONSENT OF THIGPEN, JONES, SEATON & CO., PC



As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 29, 2000 (no. 333-50870) of Southwest Georgia Financial Corporation of our reports, dated March 19, 2010 included in the December 31, 2009 Annual Report on Form 10-K of Southwest Georgia Financial Corporation.



/s/ THIGPEN, JONES, SEATON & CO., PC


Dublin, Georgia
March 31, 2010